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                               EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated February 6, 1996 (No. 333-1148) of STB
Systems, Inc., of our report dated April 30, 1996 appearing in this annual report of the STB Systems, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 1995.





PRICE WATERHOUSE LLP

Dallas, Texas
June 28, 1996